    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------
                          INTERPORE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                   95-3043318
    -------------------------------                  ----------------------
    (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


                    ---------------------------------------
                              181 TECHNOLOGY DRIVE
                          IRVINE, CALIFORNIA 92618-2402
           (Address of Principal Executive Offices including Zip Code)

                    ---------------------------------------
                        THE INTERPORE CROSS INTERNATIONAL
                       1999 CONSULTANTS STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                    ---------------------------------------

         RICHARD L. HARRISON                             COPY TO:
   SENIOR VICE PRESIDENT -- FINANCE,                CHARLES K. RUCK, ESQ.
CHIEF FINANCIAL OFFICER AND SECRETARY                LATHAM & WATKINS
    INTERPORE INTERNATIONAL, INC.         650 TOWN CENTER DRIVE, TWENTIETH FLOOR
         181 TECHNOLOGY DRIVE                  COSTA MESA, CALIFORNIA 92626
    IRVINE, CALIFORNIA 92618-2402                     (714) 540-1235
            (949) 453-3200

                    ---------------------------------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

----------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                                              PROPOSED
                                                            PROPOSED          MAXIMUM
            TITLE OF EACH CLASS             AMOUNT           MAXIMUM          AGGREGATE        AMOUNT OF
              OF SECURITIES TO              TO BE         OFFERING PRICE      OFFERING        REGISTRATION
               BE REGISTERED              REGISTERED      PER SHARE (1)       PRICE (1)           FEE
----------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value (2)        300,000 shares       $6.71875        $2,015,625           $560
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock, as reported on The Nasdaq Stock Market on August 31, 1999.

(2) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
          STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which we filed with the Commission, are incorporated by reference into this registration statement:

     (a) The description of Common Stock contained in our registration statement on Form 8-A filed with the Commission (File No. 000-22958).

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999; and

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

     In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of Interpore International, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cross Medical Products, Inc. and Subsidiaries (formerly Danninger Medical Technology, Inc. and Subsidiaries) for the fiscal year ended December 31, 1997 have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their report thereon included in our

Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference. Such financial statements and schedules are, and audited financials and schedules to be included in subsequently filed documents will be, incorporated herein on reliance upon the reports of PricewaterhouseCoopers L.L.P. pertaining to such financial statements and schedules (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Bylaws of the Company generally provide for indemnification of such persons to the fullest extent allowed by applicable law.

     The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     See Index to Exhibits on Page 6.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Interpore International, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 1st day of September, 1999.

                                        Interpore International, Inc.


                                        By: /s/ DAVID C. MERCER
                                            ------------------------------------
                                            David C. Mercer, Chairman of the
                                            Board and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints David C. Mercer and Richard L. Harrison as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of September 1, 1999.

Signature                        Title
---------                        -----

/s/ DAVID C. MERCER              Chairman of the Board, Chief Executive Officer and Director
-----------------------------
David C. Mercer


/s/ JOSEPH A. MUSSEY             President, Chief Operating Officer and Director
-----------------------------
Joseph A. Mussey


/s/ RICHARD L. HARRISON          Senior Vice President-Finance, Chief Financial Officer and
-----------------------------    Secretary (Principal Financial and Accounting Officer)
Richard L. Harrison


/s/ WILLIAM A. EISENECHER        Director
-----------------------------
William A. Eisenecher


/s/ DANIEL A. FUNK, M.D.         Director
-----------------------------
Daniel A. Funk, M.D.


/s/ G. BRADFORD JONES            Director
-----------------------------
G. Bradford Jones


/s/ ROBERT J. WILLIAMS           Director
-----------------------------
Robert J. Williams


                                INDEX TO EXHIBITS

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
EXHIBIT                                                                                        PAGE
-------                                                                                        ----
   4.1    Rights Agreement dated November 19, 1998 between Interpore International, Inc.     (Note 1)
          and U.S. Stock Transfer Corporation.
   5.1    Opinion of Latham & Watkins                                                            7
  23.1    Consent of Latham & Watkins (included in Exhibit 5.1)                                  7
  23.2    Consent of Ernst & Young LLP, Independent Auditors                                     8
  23.3    Consent of PricewaterhouseCoopers L.L.P., Independent Accountants                      9
  24      Power of Attorney (included in the signature page to this Registration Statement)      5

----------
(1) Incorporated by reference to our Current Report on Form 8-K dated December 1, 1998.